UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2024

Lazard, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-32492	98-0437848
(Commission File Number)	(IRS Employer Identification No.)

30 Rockefeller Plaza, New York, New York	10112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 212-632-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LAZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 12, 2024, Lazard Group LLC (“Lazard Group”), a subsidiary of Lazard, Inc., completed its previously announced offering of an aggregate principal amount of $400,000,000 of Lazard Group’s 6.000% Senior Notes due 2031 (the “Notes”) in a registered public offering pursuant to Lazard Group’s shelf registration statement on Form S-3 (Registration No. 333-263578).

The Notes were issued pursuant to a tenth supplemental indenture, dated March 12, 2024 (the “Tenth Supplemental Indenture”), between Lazard Group and The Bank of New York Mellon, as trustee, to an indenture, dated May 10, 2005 (the “Indenture”), between Lazard Group and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. The Notes bear interest at the rate of 6.000% per year. Interest on the Notes is payable on March 15 and September 15 of each year, beginning on September 15, 2024. The Notes will mature on March 15, 2031. Lazard Group may, at its option, redeem some or all of the Notes at any time by paying the applicable redemption prices set forth in the Indenture and the Tenth Supplemental Indenture. In addition, holders of the Notes may require Lazard Group to repurchase the Notes upon the occurrence of a change of control triggering event. The Notes are senior unsecured obligations of Lazard Group and rank equally with all of its other existing and future senior unsecured indebtedness. Neither Lazard, Inc. nor any of Lazard Group’s subsidiaries will guarantee the Notes. The Indenture and Tenth Supplemental Indenture contain certain covenants, events of default and other customary provisions.

On March 6, 2024, Lazard Group entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as representative of the several underwriters listed on Schedule I thereto (collectively, the “Underwriters”), pursuant to which Lazard Group agreed to sell and the Underwriters agreed to purchase, subject to and upon terms and conditions set forth therein, the Notes.

The foregoing descriptions of the Notes, the Indenture, the Tenth Supplemental Indenture and the Underwriting Agreement are only a summary and are qualified in their entirety by reference to the full text of the Indenture, the Tenth Supplemental Indenture and the Underwriting Agreement. A copy of the Tenth Supplemental Indenture is attached hereto as Exhibit 4.1, a copy of the Indenture is attached as Exhibit 4.1 to Lazard Group’s Registration Statement (File No. 333-126751) on Form S-4 filed on July 21, 2005, a copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and each is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On March 12, 2024, Lazard, Inc. issued a press release announcing the total consideration for Lazard Group’s previously announced cash tender offer (the “Tender Offer”) for any and all of Lazard Group’s 3.750% Senior Notes due February 13, 2025 (the “2025 Notes”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 12, 2024, Lazard, Inc. issued a separate press release announcing the completion of the offering of the Notes by Lazard Group. Lazard Group previously announced its intention to use a portion of the net proceeds from the offering of the Notes to repurchase all 2025 Notes that are validly tendered and not validly withdrawn and accepted for purchase pursuant to the Tender Offer, and to pay fees and expenses related to the Tender Offer, and to use the remaining amount for general corporate purposes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 6, 2024, among Lazard Group LLC and Citigroup Global Markets Inc., as representative of the several underwriters listed on Schedule I thereto

4.1	Tenth Supplemental Indenture, dated as of March 12, 2024, between Lazard Group LLC and The Bank of New York Mellon, as trustee

5.1	Opinion of Cravath, Swaine & Moore LLP, relating to Lazard Group LLC’s 6.000% Senior Notes due 2031

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

99.1	Press Release, dated March 12, 2024

99.2	Press Release, dated March 12, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD, INC.

By:	/s/ Mary Ann Betsch
Name: Mary Ann Betsch
Title: Chief Financial Officer

Dated: March 12, 2024